Exhibit 10.45

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
OBSIDIAN LEASING COMPANY INC                   EDGAR COUNTY BANK & TRUST CO.                KJW / GPG
JEFFREY W OSLER PRESIDENT                      177 W WOOD ST                                Loan Number 449
502 CROSSOVER ROAD                             PO BOX 400
TUPELO MS 38801                                PARIS IL 61944                               Date September 24, 200
                                                                                            Maturity Date: September 24, 200
                                                                                            Loan Amount: $2,331,924
BORROWER'S NAME AND ADDRESS                     LENDER'S NAME AND ADDRESS                   Renewal Of:_____________________
"I" Includes each borrower above,              "You" means the
jointly and severally.
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

For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of TWO MILLION THREE HUNDRED THIRTY-ONE THOUSAND NINE HUNDRED TWENTY-FOUR AND 18/100 Dollars $2,331,924.18.

|X| Single Advance: I will receive all of the principal sum of 09/24/2002. No additional advances are contemplated under this note.


|X| Multiple Advance: The principal sum shown above is the maximum amount of principal I can borrow under this note. On N/A I will receive the amount of $ N/A and the future principal advances are contemplated.

         Conditions: The conditions for future advances are __________________

     [  ] Open End Credit: You and I agree that I may borrow up to the maximum principal sum more than one time. This feature is subject to all to __
          conditions         and         expires         on         N/A        .
          ----------------------------------------

     [ ] Closed End Credit: You and I agree that I may borrow (subject to all other conditions) up to the maximum principal sum only one time.

INTEREST: I agree to pay interest on the outstanding principal balance from 9/24/02 at the rate of 7.500 per year until THE NEXT RATE CHANGE DATE.

|X|  Variable Rate: This rate may then change as stated below.

     |X| Index Rate: the future rate will be 2.750% ABOVE the following index rate: WALL STREET PRIME.

     |X| No Index: The future rate will not be subject to any internal or external index. It will be entirely in your control.

     |X| Frequency and Timing: The rate on this note may change as often as DAILY . A change in the interest rate will take effect ON THE SAME DAY
          .

     [ ] Limitation: during the term of this loan, the applicable annual interest rate will not be more than N/A % or less than N/A %. The rate may not change more than % each DAY.

     Effect of Variable Rate: A change in the interest rate will have the following effect on the payments:

     [ ]  The amount of each schedules payment will change.

     |X|  The amount of the final payment will change.

     [ ]
          --------------------------------------------------------------------

ACCRUAL METHOD: Interest will be calculated on a 360/ACTUAL basis.

POST MATURITY  RATE: I agree to pay interest on the unpaid  balance of this note owing after maturity, and until paid in full, as stated below:

     |X| on the same fixed or variable rate basis in effect before maturity (as indicated above).

     [ ]  at a rate equal to ___________________________________

[ ] LATE CHARGE: If a payment is made more than days after it is due, I agree to pay a late charge of _________________________

[ ] ADDITIONAL CHARGES: In addition to interest, I agree to pay the following charges which [ ] are [ ] are not included in the principal amount above:

PAYMENTS: I agree to pay this note as follows:

[ ] Interest: I agree to pay accrued interest _____________________________

[ ] Principal: I agree to pay the principal _______________________________

|X| Installments: I agree to pay this note in 60 payments. The first payment will be in the amount of $27,814.93 and will be due OCTOBER 24, 2002 . A payment of $ 27,814.93 will be due MONTHLY thereafter. The final payment of the entire unpaid balance of principal and interest will be due SEPTEMBER 24, 2007 .

PURPOSE: The purpose of this loan is TRANSFER OWNERSHIP FROM DW LEASING TO OBSIDIAN LEASING & COMBINE 7 LNS


ADDITIONAL TERMS:

SECURITY:
        2002 PREVOST BUS, VIN 2PCY3349511027544
        2002 PREVOST BUS, VIN 2PCY3349311027543
        2001 CHAMPION TRAILER, VIN 1CPSV48311L790005
        2001 PREVOST BUS, VIN 2PCV33491Y1013766
        2001 PREVOST BUS, VIN 2PCV33498Y1027256
        2001 MCI BUS, VIN IM8TRPYP061353
        1999 PREVOST BUS, VIN 2PCV33490X1013014

WARRANTIES AND REPRESENTATIONS - If this agreement includes accounts, I will not settle any account for less than its full value without your written permission. I will collect all accounts until you tell me otherwise. I will keep the proceeds from all the accounts and any goods which are returned to me or which I take back in trust for you. I will not mix them with any other property of mine. I will deliver them to you at your request. If you ask me to pay you the full on any returned items or items retaken by myself, I will do so. You may exercise my rights with respect to obligations of any account debtors, or other persons obligated on the Property, to pay or perform, and you may enforce any security interest that secures such obligations.

If this agreement covers inventory, I will not dispose of it except in my ordinary course of business at the faire market value for the Property, or at a minimum price established between you and me.

If this agreement covers farm products I will provide you, at your request, a written list of the buyers, commission merchants or selling agents to or through whom I may sell my farm products. In addition to those parties named on this written list, I authorize you to notify at your sole discretion any additional parties regarding your security interest in my farm products. I remain subject to all applicable penalties for selling my farm products in violation of my agreement with you and the Food Security Act. In this paragraph the terms farm products, buyers, commission merchants and selling agents have the meanings given to them in the Federal Food Security Act of 1985.

If this agreement covers chattel paper or instruments, either as original collateral or proceeds of the Property, I will note your interest on the face of the chattel paper or instruments. REMEDIES - I will be in default on this security agreement if I am in default on any note this agreement secures or if I fail to keep any promise contained in the terms of this agreement. If I default, you have all of the rights and remedies provided in the note and under the Uniform Commercial Code. You may require me to make the secured property available to you at a place which is reasonably convenient. You may take possession of the secured property and sell it as provided by law. The proceeds will be applied first to your expenses and then to the debt. I agree that 10 days written notice sent to my last known address by first class mail will be reasonable notice under the Uniform Commercial Code. My current address is on page 1.

PERFECTION OF SECUIRTY INTEREST - I authorize you to file a financing statement covering the Property. I will comply with, facilitate, and otherwise assist you in connection with obtaining possession of or control over the Property for purposes of perfecting your security interest under the Uniform Commercial Code.

ADDITIONTIONAL TERMS OF THE NOTE

DEFINITIONS - As used on pages 1 and 2, "|X|" means the terms that apply to this loan. "I," "me" or "my" means each Borrower who signs this note and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this note (together referred to as "us"). "You" or "your" means the Lender and its successors and assigns. APPLICABLE LAW - The law of the state of Illinois will govern this agreement. Any term of this agreement which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation. If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of this remainder of this agreement. No modification of this agreement may be made without your express written consent. Time is of the essence in this agreement. PAYMENTS - Each payment I make on this note will first reduce the amount I owe you for charges which are neither interest nor principal. The remainder of each payment will then reduce accrued unpaid interest, and then unpaid principal. If you and I agree to a different application of payments, we will describe our agreement on this note. I may prepay a part of, or the entire balance of this loan without penalty, unless we specify to the contrary on this note. Any partial prepayment will not excuse or reduce any later scheduled payment until this note is paid in full (unless when I make the prepayment, you and I agree in writing to this contrary). INTEREST - Interest accrues on the principal remaining unpaid from time to time, until paid in full. If I receive the principal in more than one advance, each advance will start to earn interest only when I receive the advance. The interest rate in effect on this note at any given time will apply to the entire principal sum outstanding at that time. Notwithstanding anything to the contrary, I do not agree to pay and you do not intend to charge any rate of interest that is higher than the maximum rate of interest you could charge under applicable law for the extension of credit that is agreed to in this note (either before or after maturity). If any notice of interest accrual is sent and is in error, we mutually agree to correct it, and if you actually collect more interest than allowed by law and this agreement, you agree to refund it to me.

INDEX RATE - The index will serve only as a device for setting the interest rate on this note. You do not guarantee by selecting this index, or the margin, that the interest rate on this note will be the same rate you charge on any other loans or class of loans you make to me or other borrowers.

POST MATURITY RATE - For purposes of deciding when the "Post Maturity Rate" (shown on page 1) applies, the term "maturity" means the date of the last scheduled payment indicated on page 1 of this note or the date you accelerate payment on the note, whichever is earlier.

SINGLE ADVANCE LOANS - If this is a single advance loan, you and I expect that you will make only one advance of principal. However, you may add other amounts to the principal if you make any payments described in the "PAMENTS BY LENDER" paragraph on page 2. MULTIPLE ADVANCE LOANS - If this is a multiple advance loan, you and I expect that you will make more than one advance of principal. If this a closed end credit, repaying a part of the principal will not entitle me to additional credit. SET-OFF- I agree that you may set off any amount due and payable under this note against any right I have to receive money from you.

"Right to receive money from you" means:
(1)  any deposit account balance I have with you;
(2) any money owed to me on an item presented to you or in possession for collection or exchange; and
(3)  any repurchase agreement or other nondeposit obligation.

"Any amount due and payable under this note" means the total amount of which you are entitled to demand payment under the term of this note at the time you set off. This total includes any balance the date for which you properly accelerate under this note.

If my right to receive money from you is also owned by someone who has not agreed to pay this note, your right of set-off will apply to the interest in the obligation and to any other amounts I could withdrawal my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights are only as representative. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.

You will not be liable for the dishonor of any check when the dishonor occurs because you set off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right to set-off. DEFAULT - I will be in default if any one or more of the following occurs:

(1) I fail to make a payment on time or in the amount due; (2) I fail to keep the Property insured, if required; (3) I fail to pay, or keep promise, on any debt or agreement I have with you; (4) any other credit of mine attempts to collect any debt I owe his through collection proceedings; (5) I die, am declared incompetent, make an assignment the benefit of creditors, or become insolvent (either because my liabilities exceed my assets or I am unable to pay my debts as they become due; (6) I make any written statement or provide any financial information that is untrue or inaccurate at the time it was proved;
(7) I do or fail to something which causes you to believe you will have difficulty collecting the amount I owe you ; (8) any collateral securing this note is used in a manner or for a purpose which threatens confiscation by a legal authority; (9) I change my name or assume an additional name without ___ notifying you before making such a change; (10) I fail to plant, cultivate and harvest crops in due season; (11) any loan proceeds are used for __ purpose that will contribute to excessive erosion of highly erodible land __ to the conversion of wetlands to produce an agricultural commodity, as further explained in 7 C.F.R. Part 1940, Subpart G, Exhibit M. REMEDIES - If I am in default on this note you have, but are not limited to, the following remedies:
(1) You may demand immediate payment of all I owe you under this note (principal, accrued unpaid interest and other accrued unpaid charges).
(2) You may set off this debt against any right I have to the payment of money from you, subject to the terms of the "Set-Off" paragraph.
(3) You may demand security, additional security, or additional to be obligated to pay this note as a condition for not using other remedy.
(4) You may refuse to make advances to me or allow purchases of credit by me.
(5) You may use any remedy you have under the state or federal law.
(6) You may make use of any remedy given to you in any agreement securing this note.

By selecting any one or more of these remedies you do not give up your right to use later any other remedy. By waiving your right to declare an event to be a default, you do not waive your right to consider later event a default if it continues or happens again.

COLLECTION COSTS AND ATTORNEY'S FEES - I agree to pay all costs of collection, replevin or any other or similar type of cost if I am in default. In addition, if you hire an attorney to collect this note, I also agree to pay any fee you incur with such attorney plus court costs (except where prohibited by law). To the extent permitted by the United States Bankruptcy Code, I also agree to pay the reasonable attorney's fees and costs you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code. WAIVER - I give up my rights to require you to do certain things. I will not require you to: (1) demand payment of amounts due (presentment); (2) obtain official certification of nonpayment (protest); or (3) give notice that amounts due have not been paid (notice of dishonor).

I waive any defenses I have based on suretyship or impairment of collateral.

OBLIGATIONS INDEPENDENT - I understand that I must pay this note even if someone else has also agreed to pay it (by, for example, signing this form or a separate guarantee or endorsement). You may sue me alone, or anyone else who is obligated on this note, or any number of us together, to collect this note. You may without notice release any party to this agreement without releasing any other party. If you give up any of your rights, with or without notice, it will not affect my duty to pay this note. Any extension of new credit to any of us, or renewal of this note by all or less than all of us will not release me from my duty to pay it. (Of course, you are entitled to only one payment in full.) I agree that you may at your option extend this note or the debt represented by this note, or any portion of the note or debt, from time to time without limit or notice and for any term without affecting my liability for payment of the note. I will not assign my obligation under this agreement without your prior written approval. FINANCIAL INFORMATION - I agree to provide you, upon request, any financial statement or information you may deem necessary. I warrant that the financial statements and information I provide to you are or will be accurate, correct and complete. CONFESSION OF JUDGMENT - If agreed on page 2, then in addition to your remedies listed herein, I authorize any attorney to appear in any court of record having jurisdiction over this matter and to confess judgment, without process, against me, in favor of you, for any unpaid principal, accrued interest and accrued charges due on this agreement, together with collection costs including reasonable attorney's fees.


SIGNATURES: I AGREE TO THE TERMS OF THIS NOTE (INCLUDING THOSE ON PAGES 1,2, AND
3. I have received a copy on today's date.



----------------------------                  -------------------------------
OBSIDIAN LEASING COMPANY INC.                 JEFFREY W OSLER, PRESIDENT


SIGNATURE FOR LENDER:  GEORGE GRIFFIN ASST. V.P. AND LOAN OFFICER